UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2007

__________

Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-27841	22-3768777
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1011 Campus Drive Mundelein, IL 60060 (Address of principal executive offices)		60060 (Zip code)

Registrant’s telephone number, including area code: (847) 549-6002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with Gregory J. Halpern’s August 20, 2007 resignation as an officer and director of Z Trim Holdings, Inc. (the “Company”), the Company and Mr. Halpern entered into a Resignation Agreement and Release (the “Agreement”) dated August 20, 2007.  As of August 31, 2007, Mr. Halpern exercised his right to revoke the Agreement.

Under the Agreement, Mr. Halpern would have received severance pay equal to three months’ salary plus unused vacation and would have received health insurance benefits for a period of six months.  In addition, under the Agreement the Company would have received a release of claims from Mr. Halpern.

Mr. Halpern’s revocation of the Agreement does not affect his prior resignation as an officer and director of the Company and does not affect the Board of Directors’ previous forfeiture of Mr. Halpern’s stock options under the Company’s 2004 Equity Incentive Plan.

Item 7.01.  Regulation FD Disclosure

On August 31, 2007, the Company issued a press release reporting Mr. Halpern’s revocation of the Agreement.  A copy of the press release is attached hereto as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

No.	Description
99	Press Release dated August 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC

Date August 31, 2007	By:	/s/ Steve Cohen
Name Steve Cohen
Title President

INDEX TO EXHIBITS

No.	Description
99	Press Release dated August 31, 2007